UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 10, 2007

NNN Apartment REIT, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-52612	20-3975609
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 200, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-667-8252

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, we are party to a credit agreement, as amended, dated as of October 31, 2006, or the credit agreement, with Wachovia Bank, National Association, or Wachovia, and LaSalle Bank National Association, or LaSalle, that provides for a secured revolving line of credit with a maximum borrowing amount of $75,000,000, which may be increased to $200,000,000 subject to the terms of the credit agreement. The credit agreement provides that, to the extent a portion of the line of credit commitment is not used, we will be required to pay a nonuse fee, or the nonuse fee.

We are also party to a mezzanine credit agreement, dated as of October 31, 2006, with Wachovia, or the mezzanine credit agreement, which provides for mezzanine secured revolving line of credit with a maximum borrowing amount of $15,000,000. The mezzanine credit agreement provides that, to the extent a portion of the mezzanine line of credit commitment is not used, we will be required to pay a nonuse fee, or the mezzanine nonuse fee.

There are currently no amounts outstanding under the credit agreement or the mezzanine credit agreement.

We also previously reported that on March 20, 2007, we obtained waivers of certain financial covenants, or the waivers, contained in the credit agreement and mezzanine credit agreement from Wachovia and LaSalle, as applicable, through the period ending December 31, 2007. Wachovia and LaSalle currently have no obligation to fund additional amounts under either line of credit until we comply with the financial covenants, although they may do so in their sole discretion.

On July 10, 2007, we entered into letter agreements amending the terms of the credit agreement and the mezzanine credit agreement, or the amendment letters. Pursuant to both amendment letters, we are no longer obligated to pay the nonuse fee or the mezzanine nonuse fee until such times as Wachovia and LaSalle have agreed in writing to make additional loans under the credit agreement or the mezzanine credit agreement, as applicable. Further, until Wachovia and LaSalle have agreed to make additional loans under the credit agreement or the mezzanine credit agreement, as applicable, we will not be obligated to comply with the financial covenants contained in the credit agreement or the mezzanine credit agreement referenced above, nor will we be obligated to comply with related reporting obligations. Finally, Wachovia and LaSalle, as applicable, have agreed that we will not be obligated to pay any reinstatement fees under the credit agreement or the mezzanine credit agreement in order for Wachovia or LaSalle to lend us funds in the future.

The terms of the amendment letters are qualified in their entirety by the amendment letters filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated into this Item 1.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1* Amendment Letter regarding Credit Agreement dated July 10, 2007 by and among NNN Apartment REIT Holdings, L.P., NNN Apartment REIT, Inc., Wachovia Bank, National Association and LaSalle Bank National Association

10.2* Amendment Letter regarding Mezzanine Credit Agreement dated July 10, 2007 by and among NNN Apartment REIT Holdings, L.P., NNN Apartment REIT, Inc. and Wachovia Bank, National Association

10.3 Credit Agreement dated October 31, 2006 by and among NNN Apartment REIT Holdings, L.P., NNN Apartment REIT, Inc., Apartment REIT Walker Ranch, LP and Apartment REIT Walker Ranch GP, LLC and Wachovia Bank, National Association (included as Exhibit 10.9 to our Form 8-K filed November 3, 2006 and incorporated herein by reference)

10.4 First Amendment to Credit Agreement dated November 22, 2006 by and among NNN Apartment REIT Holdings, L.P., NNN Apartment REIT, Inc., Apartment REIT Walker Ranch, LP and Apartment REIT Walker Ranch GP, LLC, Wachovia Bank, National Association and the Lenders (included as Exhibit 10.2 to our Form 8-K filed November 28, 2006 and incorporated herein by reference)

10.5 Mezzanine Credit Agreement dated October 31, 2006 by and between NNN Apartment REIT Holdings, L.P., NNN Apartment REIT, Inc., Apartment REIT Walker Ranch, LP and Apartment REIT Walker Ranch GP, LLC and Wachovia Bank, National Association (included as Exhibit 10.15 to our Form 8-K filed November 3, 2006 and incorporated herein by reference)

_____________
* Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NNN Apartment REIT, Inc.

July 13, 2007	By:	/s/ Stanley J. Olander, Jr.

Name: Stanley J. Olander, Jr.
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment Letter regarding Credit Agreement dated July 10, 2007 by and among NNN Apartment REIT Holdings, L.P., NNN Apartment REIT, Inc., Wachovia Bank, National Association and LaSalle Bank National Association
10.2	Amendment Letter regarding Mezzanine Credit Agreement dated July 10, 2007 by and among NNN Apartment REIT Holdings, L.P., NNN Apartment REIT, Inc. and Wachovia Bank, National Association